Exhibit 10.13

AGREEMENT OF PURCHASE AND SALE

between

BRE/PRIME MEZZ 2 L.L.C., as SELLER

and

LODGE HOLDCO III L.L.C., as BUYER

Dated as of [            ], 2014

i

SECTION 12.20.	Time is of the Essence	34

SECTION 12.21.	Schedules	34

SECTION 12.22.	Waiver of Jury Trial	34

SECTION 12.23.	No Solicitation	34

Schedules
Schedule 1.1	-	Ground Leases
Schedule 2.2(a)	-	Purchase Price Allocations
Schedule 10.1	-	Remaining Prime Properties

Exhibits
Exhibit A	-	Prime Mezz Properties
Exhibit B	-	Prime Wellesley Properties
Exhibit C	-	Interest Assignment
Exhibit D	-	WIH Indemnity Agreement
Exhibit E	-	Registration Rights Agreement
Exhibit F	-	FIRPTA Affidavit

AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of the [    ] day of [            ], 2014 between BRE/Prime Mezz 2 L.L.C., a Delaware limited liability company (“Seller”) and Lodge Holdco III L.L.C., a Delaware limited liability company (“Buyer”).

Background

A. Seller is the sole member of BRE/Prime Mezz L.L.C. (the “Company”), which is or shall be immediately prior to Closing (i) the owner of the fee interest in or the holder of the ground leased interest in those certain properties more particularly described on Exhibit A (the “Prime Mezz Properties”) and (ii) the sole member of BRE/Wellesley Properties L.L.C. (“Prime Wellesley”), which is the owner of the fee interest in those properties more particularly described on Exhibit B attached hereto (the “Prime Wellesley Properties”; together with the Prime Mezz Properties, collectively, the “Land”, together with the buildings and other improvements located on the Land (the “Improvements”), collectively, the “Properties”).

B. Immediately prior to the transaction transferring the Interests (defined below), Seller will cause the Company to transfer its indirect interests in the Remaining Prime Properties to Seller.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 100% of the limited liability company interests in the Company (the “Interests”), on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. The capitalized terms used herein will have the following meanings.

“Accounts Payable” shall mean all accrued amounts owed by the Designated Companies, or on behalf of the Designated Companies, as of the Cut-Off Time and arising out of the ownership and operation of the Properties; provided, however, the term Accounts Payable does not include Booking Deposits.

“Accounts Receivable” shall mean all accrued amounts owed to the Designated Companies, or on behalf of the Designated Companies, as of the Cut-Off Time and arising out of the ownership or operation of the Properties, whether or not past due and whether or not a bill or statement has been presented to the Person owing such amount, including the following: room, food and beverage charges; telephone or telecopy charges; valet charges; charges for other services or merchandise; charges for banquets, meeting rooms, catering and the like; sales, use and occupancy taxes due from the consumers of goods and services; amounts owed from credit card companies pursuant to signed credit card receipts, whether or not such credit card receipts have been delivered by the Designated Companies to the applicable credit card companies; and deposits or prepayments made by or held for the account of the Designated Companies (including any utility deposits, and any deposits or prepayments made by a property for the account of the Designated Companies).

“Additional Rent” shall have the meaning assigned thereto in Section 9.11(a).

“Agreement” shall mean this Agreement of Purchase and Sale, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified.

“Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Basket Limitation” shall mean an amount equal to $100,000.

“Booking Deposit” shall mean all room reservation deposits, public function, banquet, food and beverage deposits and other deposits or fees for Bookings.

“Bookings” shall mean all bookings and reservations for guest, conference and banquet rooms or other facilities, if applicable, at the Properties.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the city of New York, New York.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 10.1.

“Buyer Releasees” shall have the meaning assigned thereto in Section 7.3(b).

“Cap Limitation” shall mean an amount equal to $7,500,000.

“Claim Notice” shall have the meaning assigned thereto in Section 10.5.

“Claims” shall have the meaning assigned thereto in Section 7.3(a).

“Closing” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement.

“Closing Statement” shall have the meaning assigned thereto in Section 6.1(b).

“Company” shall have the meaning assigned thereto in “Background” paragraph A.

“Condition of the Properties” shall have the meaning assigned thereto in Section 7.2(B).

“Contracts” shall mean all contracts pertaining to the operation of the Properties, but excluding the Space Leases.

“Cut-Off Time” shall have the meaning assigned thereto in Article IX.

“Designated Companies” shall mean individually or collectively, as the context requires, the Company and Prime Wellesley.

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall mean any applicable laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local applicable law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“Excluded Assets” shall mean any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller and any software not used exclusively in the day-to-day operation of the Properties.

“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(a).

“Executive Order” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Fixed Rents” shall have the meaning assigned thereto in Section 9.11(a).

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

“Ground Leases” shall mean those ground leases more particularly described on Schedule 1.1 attached hereto.

“Guest Ledger” shall mean any and all charges accrued to the open accounts of any guests or customers at the Properties as of the Cut-Off Time for the use and occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Properties, any restaurant, bar or banquet services, or any other goods or services provided to such guests or customers by or on behalf of the Designated Companies (or a property manager on behalf of the Designated Companies).

“Hazardous Materials” shall have the meaning assigned thereto in subparagraph 7.2(B)(I).

“Improvements” shall have the meaning assigned thereto in “Background” paragraph A.

“Indemnification Claim” shall have the meaning assigned thereto in Section 10.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 10.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 10.5.

“Interest Assignment” shall have the meaning assigned thereto in Section 6.1(a).

“Interests” shall have the meaning assigned thereto in “Background” paragraph B.

“Interest-Related Rights” shall have the meaning assigned thereto in Section 2.1(b).

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 12.3(c).

“La Quinta” shall have the meaning assigned thereto in Section 2.2(a).

“Land” shall have the meaning assigned thereto in “Background” paragraph A.

“Losses” shall have the meaning assigned thereto in Section 10.1.

“Permitted Exceptions” shall mean (i) liens for current real estate taxes which are not yet due and payable or are due and payable but not yet delinquent, (ii) customary easements and encumbrances which are non-monetary and (iii) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts which a survey of the applicable Property would disclose or which are shown on the public records and which could materially and adversely affect the current use and operation of a Property.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Prime Mezz Properties” shall have the meaning assigned thereto in “Background” paragraph A.

“Prime Wellesley” shall have the meaning assigned thereto in “Background” paragraph A.

“Prime Wellesley Properties” shall have the meaning assigned thereto in “Background” paragraph A.

“Properties” shall have the meaning assigned thereto in “Background” paragraph A.

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“Registration Rights Agreement” shall have the meaning assigned thereto in subsection 6.1(d).

“Rents” shall have the meaning assigned thereto in Section 9.11(a).

“Reporting Person” shall have the meaning assigned thereto in Section 12.3(c).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Seller-Related Entities” shall have the meaning assigned thereto in Section 10.2.

“Seller Releasees” shall have the meaning assigned thereto in Section 7.3(a).

“Space Leases” shall mean any a lease with a third party for any portion of the Properties in effect as of the Effective Date or entered into after the Effective Date in accordance with the terms of this Agreement.

“Survival Period” shall have the meaning assigned thereto in Section 10.4.

“Taxes” shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, alternative, unitary, alternative minimum, minimum franchise, value added, ad valorem, income, receipts, capital, excise, sales, use, leasing, fuel, excess profits, turnover, occupation, property (including personal, real, tangible and intangible property taxes), transfer, recording and deed stamp and excise taxes, levies, imposts, duties, charges, fees, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, and any transaction privileges or similar taxes) imposed by or on behalf of a Governmental Authority, together with any and all penalties, fines, additions to tax and interest thereon, whether disputed or not.

“Violations” shall mean all violations of applicable law now or hereafter issued or noted, including any open building permits and any fines or penalties associated with the foregoing.

ARTICLE II

SALE, PURCHASE PRICE AND CLOSING

SECTION 2.1. Sale of Interests.

(a) On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Interests, free and clear of all liens, encumbrances, pledges, security interests, charges of any kind and interests in favor of any Person.

(b) The transfer of the Interests shall include the transfer of all Interest-Related Rights (as defined below) and accordingly, whether or not specifically stated in this Agreement, all references herein to the Interests shall be deemed to be references to the Interests and the Interest-Related Rights, taken as a whole. For purposes of this Agreement, “Interest-Related Rights” shall mean all of Seller’s limited liability company interest in, to and under the Company including, without limitation, all of Seller’s right, title and interest in, to and under all (i) distributions after the Closing Date of profits and income of the Company, (ii) capital distributions after the Closing Date from the Company, (iii) distributions after the Closing Date of cash flow by the Company, (iv) property of the Company to which Seller now or in the future may be entitled, (v) other claims which Seller now has or may in the future acquire against the Company and its property, (vi) proceeds of any liquidation upon the dissolution of the Company and winding up of its affairs, (vii) other rights of Seller to receive any distributions or other payments of any kind whatsoever from or in respect of the Company or in any way derived from the Properties or from the ownership or operation thereof after the Closing Date, whether any of the above distributions consist of money or property, and (viii) all other rights, benefits and obligations of Seller as a member in the Company including, without limitation, rights to reports and accounting information; provided, however that the Interest-Related Rights shall not include the proceeds of the sale of the Interests contemplated hereby.

SECTION 2.2. Purchase Price.

(a) The consideration for the purchase of the Interests shall be an amount equal to $[        ] (the “Purchase Price”), which shall consist of (i) cash in an amount equal to $[        ] (the “Cash Consideration”) and (ii) a whole number of shares (the “Share Consideration”) of newly-issued Common Stock, par value of $0.01 per share, of La Quinta Holdings Inc., a Delaware corporation (“La Quinta”) equal to (A) $[        ]. The Purchase Price shall be allocated among the Properties as shown on Schedule 2.2(a).

(b) At the Closing, (A) Buyer shall deposit with Chicago Title Insurance Company, a Nebraska corporation, as escrow agent (the “Escrow Agent”) by wire transfer of immediately available funds, an amount equal to the Cash Consideration, and (B) Buyer shall cause La Quinta to register the Share Consideration in the name of Seller or its designee by book entry in an account or accounts designated by Seller, free and clear of all liens (other than those imposed by La Quinta’s organizational documents and federal and state securities laws); provided, however, that the Share Consideration shall be proportionately adjusted to reflect any share splits, combination of shares, stock dividends, recapitalizations, reorganizations or reclassifications with respect to the Common Stock of La Quinta or any transaction in which the Common Stock is converted into other securities or cash, in each case, occurring between the date of this Agreement and the Closing Date.

(c) No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement. Such adjustments shall be added to or deducted from the Cash Consideration as applicable.

(d) Following the Closing, Seller and Buyer shall agree on an allocation of the Company’s assets for purposes of section 1060 of the Internal Revenue Code. Each of Seller and Buyer shall prepare their income tax returns consistent with such allocation.

SECTION 2.3. The Closing.

(a) The closing of the sale and purchase of the Interests (the “Closing”) shall take place on [            ], 2014 or on such other day as mutually agreed upon by Seller and Buyer (the “Closing Date”). TIME BEING OF THE ESSENCE WITH RESPECT TO BUYER’S AND SELLER’S OBLIGATIONS UNDER THIS AGREEMENT.

(b) The Closing shall be held on the Closing Date at 9:30 A.M. (New York time) or at such other time as mutually agreed upon by Seller and Buyer. There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

SECTION 3.1. General Seller Representations and Warranties. Seller hereby represents and warrants to Buyer:

(a) Formation; Existence. It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b) Power and Authority. It has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c) No Consents. Other than such consents and approvals as have been made or obtained, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not require any filing, consent or approval under Seller’s organizational or governing documents, or any other contract, agreement or instrument to which Seller is a party.

(d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Interests, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Seller or its assets or properties.

(e) Foreign Person. It is not a “foreign person” as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

(f) Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets, which remains pending.

(g) Anti-Terrorism Law.

(i) None of Seller or, to Seller’s knowledge, its affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).

(ii) None of Seller or, to Seller’s knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii) Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

(h) Knowledge and Experience. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in La Quinta and is able to bear such risks, and has obtained, in its judgment, sufficient information to evaluate the merits and risks of such investment. It has evaluated the risks of investing in La Quinta, understands there are substantial risks of loss incidental to the acquisition of the Share Consideration and has determined that it is a suitable investment for such Seller.

SECTION 3.2. Representations and Warranties of Seller as to the Properties and the Interests. Other than as disclosed by Seller to Buyer and subject to matters of public record relating to or in connection with the Properties, Seller hereby represents and warrants to Buyer as follows:

(a) Condemnation. As of the Effective Date, there are no pending condemnations or similar proceedings affecting the Properties, and to Seller’s knowledge, no such action is threatened in writing or contemplated.

(b) Litigation. As of the Effective Date, there are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to Seller’s knowledge, threatened in writing against Seller, the Company or Prime Wellesley or affecting Seller, the Company, Prime Wellesley or the Properties, including any tax reassessment proceedings. Neither Seller nor, to Seller’s knowledge, the Company or Prime Wellesley is a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would affect the ability of Seller to perform its obligations hereunder.

(c) Environmental Matters. As of the Effective Date, neither Seller nor, to Seller’s knowledge, the Company nor Prime Wellesley has received any written notice from any Governmental Authority of a violation of any applicable Environmental Laws with respect to the Properties, which have not been cured.

(d) Employment Matters. Neither the Company nor Prime Wellesley has any employees or is a party to any collective bargaining agreements.

(e) Title to Interests. The Interests represent a 100% of the limited liability company interests in the Company. The Interests are, and as of the Closing will be, wholly-owned legally and beneficially by Seller, free and clear of all liens, encumbrances, pledges, security interests and charges of any kind. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase, dispose of or encumber all or any portion of the Interests.

(f) Subsidiaries. As of the Closing Date, (i) the Company will not have any subsidiaries and will not hold interests in any other Person other than Prime Wellesley and (ii) Prime Wellesley will not have any subsidiaries and will not hold interests in any Person.

(g) Organization of the Company and Prime Wellesley. The Company is a Delaware limited liability company duly organized under the laws of the State of Delaware. The Company is qualified to transact business and in good standing as a foreign limited liability company in each state in which the Prime Mezz Properties are located. Prime Wellesley is a Delaware limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. Prime Wellesley is qualified to transact business and in good standing as a foreign limited liability company in each state in which the Prime Wellesley Properties are located.

(h) Tax Certiorari Proceedings. Neither the Company nor Prime Wellesley has not filed any tax reduction proceedings which are currently pending.

(i) Unsecured Indebtedness. To Seller’s knowledge, there is no unsecured indebtedness with respect to the Properties or the Company other than (i) indebtedness or trade payables incurred in the ordinary course of business or (ii) indebtedness with respect to any Contract.

(j) Financial and Operating Statements. Seller has furnished Buyer with true, correct and complete copies of the unaudited annual financial statements for the Properties for the years ended December 31, 2013 and December 31, 2012.

(k) Ground Leases. No Ground Lease has been amended, modified or supplemented. Each Ground Lease contains the entire agreement between the ground lessor and ground lessee named therein. Neither the ground lessee, nor to Seller’s knowledge the ground lessor, is in default in the performance of its material obligations under any Ground Lease. To Seller’s knowledge, each Ground Lease is in full force and effect in accordance with its terms. A true and complete copy of each Ground Lease has been delivered to Buyer. The Company is (or shall be immediately prior to the Closing) the sole owner of the leasehold interest in the Ground Leases and owns (or will own immediately prior to Closing) each leasehold estate free and clear of all liens other than the Permitted Exceptions.

SECTION 3.3. Covenants of Seller Prior to Closing. From and after the Effective Date until the Closing Date or earlier termination of this Agreement Seller shall, or shall cause its agents or the Designated Companies to:

(a) maintain, or shall cause to be maintained, the Properties in substantially the condition existing as of the Effective Date, except for ordinary wear and tear, casualty or condemnation;

(b) operate and maintain the Properties in a manner generally consistent with the manner in which Seller or its subsidiaries have operated the Properties prior to the Effective Date;

(c) perform, or cause their agents to perform, all obligations of tenant or lessee under the Ground Leases;

(d) not enter into any amendment or modification of any limited liability company agreement of any Designated Company without Buyer’s prior written consent, which consent may be granted or withheld in Buyer’s sole discretion;

(e) not create, incur or suffer to exist any deed of trust, lien, pledge or other encumbrance in any way affecting any portion of any Property without the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion;

(f) continue to pay or cause to be paid all Taxes, water and sewer charges, utilities and obligations under the Contracts;

(g) not transfer, sell or otherwise dispose of the Properties or any item of the Designated Companies’ personal property without the prior written consent of Buyer, except for the use and consumption of inventory and other supplies, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business; and

(h) not amend, supplement, terminate or otherwise modify any of the Ground Leases without the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.1. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Formation; Existence. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

(b) Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Interests and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c) No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby, except for a listing application to be filed with the New York Stock Exchange and for filings to be made under the Securities Act or the Exchange Act.

(d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Interests, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Buyer or its assets or properties or (iv) result in the creation or imposition of any lien, charge or encumbrance upon the Share Consideration.

(e) Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Buyer’s assets, which remains pending.

(f) Anti-Terrorism Law.

(i) None of Buyer or, to Buyer’s knowledge, its affiliates, is in violation of the Anti-Money Laundering and Anti-Terrorism Laws.

(ii) None of Buyer or, to Buyer’s knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii) Neither Buyer, nor any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

(g) Capitalization.

(i) The Share Consideration has been duly authorized and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and free and clear of any preemptive rights, all liens and any other restrictions (other than restrictions imposed by La Quinta’s organizational documents and federal and state securities laws, and restrictions imposed on the Share Consideration as set forth in the Registration Rights Agreement). Assuming the accuracy of the representations and warranties of Seller set forth in subsections 3.1(g) and 3.1(h), the issuance and delivery of the Share Consideration is exempt from the registration requirements of the Securities Act and of applicable state securities and “blue sky” laws, and neither La Quinta nor any authorized representative or agent acting on La Quinta’s behalf has taken or will take any action hereafter that would cause the loss of such exemption. As of the date of this Agreement, La Quinta is eligible to register the Share Consideration for resale by Seller using Form S-3 promulgated under the Securities Act.

(ii) As of the date of this Agreement, there is no outstanding indebtedness for borrowed money of La Quinta or its subsidiaries in excess of $50,000,000 in principal amount, other than indebtedness reflected in the registration statement on Form S-1 (File No. 333-193860) filed on February 10, 2014, as amended.

(iii) Buyer does not have a “poison pill” or similar stockholder rights plan.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1. Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Interests to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Buyer prior to or by the Closing Date.

(c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the consummation of any other transaction contemplated hereby.

(d) No action, suit or other proceeding shall be pending which shall have been brought by a person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.

(e) Buyer shall have delivered to Seller all of the documents required to be delivered by Buyer under Section 6.1.

(f) Seller shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Seller hereunder, as may be adjusted or prorated pursuant to this Agreement.

SECTION 5.2. Conditions to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Interests is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Seller prior to or by the Closing Date.

(c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the consummation of any other transaction contemplated hereby.

(d) Seller shall have delivered to Buyer all of the documents required to be delivered by Seller under Section 6.2.

(d) The Properties shall be free and clear of all mortgages and encumbrances other than the Permitted Exceptions.

SECTION 5.3. Waiver of Conditions Precedent. The Closing shall constitute conclusive evidence that Seller and Buyer have respectively waived any conditions which are not satisfied as of the Closing.

ARTICLE VI

CLOSING DELIVERIES

SECTION 6.1. Buyer Closing Deliveries. Buyer shall deliver the following documents at Closing:

(a) an assignment and assumption of Interests (the “Interest Assignment”) duly executed by Buyer in substantially the form of Exhibit C attached hereto;

(b) an indemnity agreement in favor of WIH Hotels L.L.C. duly executed by Buyer in substantially the form of Exhibit D attached hereto;

(c) the Registration Rights and Lock-Up Agreement attached hereto as Exhibit E (the “Registration Rights Agreement”), duly executed by Buyer; and

(d) a closing statement prepared and approved by Seller and Buyer with respect to each Property, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer.

SECTION 6.2. Seller Closing Deliveries. Seller shall deliver the following documents at Closing:

(a) the Interest Assignment with respect to the Interests, duly executed by Seller;

(b) an affidavit that Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, in substantially the form of Exhibit F attached hereto;

(c) to the extent in Seller’s or property manager’s possession, copies of the Space Leases which delivery may be satisfied by delivery of the on-site property management office at the applicable Property;

(d) to the extent in Seller’s possession and to the extent such items are not Excluded Assets, (a) books and records relating to the management of the Properties, (b) to the extent assignable, permits and warranties relating to the Properties, (c) keys and access cards for the Properties, (d) plans, specifications and operating manuals relating to the Properties and € any original letter of credit (if any) relating to any Space Lease; and

(e) the Registration Rights Agreement, duly executed by Seller.

(f) the Closing Statement duly executed by Seller.

ARTICLE VII

RELEASE

SECTION 7.1. DISCLAIMER. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE INTERESTS OR THE PROPERTIES IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE INTERESTS OR THE PROPERTIES NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS OR OTHER INFORMATION PERTAINING TO THE INTERESTS OR THE PROPERTIES OR THE OPERATION THEREOF, FURNISHED BY SELLER, ITS REPRESENTATIVES OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF EXCEPT AS SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS.

SECTION 7.2. EXAMINATION; NO CONTINGENCIES.

(A) IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE INTERESTS OR THE PROPERTIES, THE CONDITION OF THE PROPERTIES OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS. BUYER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY CONTINGENCIES, DILIGENCE OR CONDITIONS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE INTERESTS, THE COMPANY, PRIME WELLESLEY OR THE PROPERTIES OR THE CONDITION OF THE PROPERTIES. BUYER AGREES THAT THE INTERESTS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING AND WITH THE THEN EXISTING CONDITION OF THE PROPERTIES, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY

WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE WITHOUT STATUTORY, EXPRESS OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION OF OR WITH RESPECT TO THE CONDITION OF THE PROPERTIES OR THE INTERESTS OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO THE SUITABILITY FOR HABITATION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, (II) ANY STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE INTERESTS OR THE PROPERTIES OR BY OPERATION OF LAW, AND (III) ALL OTHER STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES BY SELLER WHATSOEVER. BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(B) FOR PURPOSES OF THIS AGREEMENT, THE TERM “CONDITION OF THE PROPERTIES” MEANS THE FOLLOWING MATTERS:

(I) PHYSICAL CONDITION OF THE PROPERTIES. THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTIES; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTIES, THE LOCATION OF THE PROPERTIES IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTIES AND

THE IMPROVEMENTS LOCATED THEREON. “HAZARDOUS MATERIALS” MEANS (A) THOSE SUBSTANCES INCLUDED WITHIN THE DEFINITIONS OF ANY ONE OR MORE OF THE TERMS “HAZARDOUS SUBSTANCES,” “TOXIC POLLUTANTS”, “HAZARDOUS MATERIALS”, “TOXIC SUBSTANCES”, AND “HAZARDOUS WASTE” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ. (AS AMENDED), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, 49 U.S.C. SECTIONS 1801 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 AS AMENDED, 42 U.S.C. SECTION 6901 ET SEQ., SECTION 311 OF THE CLEAN WATER ACT, 15 U.S.C. § 2601 ET SEQ., 33 U.S.C. § 1251 ET SEQ., 42 U.S.C. 7401 ET SEQ., AND THE REGULATIONS AND PUBLICATIONS ISSUED UNDER ANY SUCH LAWS, (B) PETROLEUM, RADON GAS, LEAD BASED PAINT, ASBESTOS OR ASBESTOS CONTAINING MATERIAL AND POLYCHLORINATED BIPHENYLS AND (C) MOLD OR WATER CONDITIONS WHICH MAY EXIST AT THE PROPERTIES OR OTHER SUBSTANCES, WASTES OR MATERIALS LISTED OR DEFINED BY ANY STATE OR LOCAL STATUTES, REGULATIONS AND ORDINANCES PERTAINING TO THE PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

(II) ADEQUACY OF THE PROPERTIES. THE ECONOMIC FEASIBILITY, CASH FLOW AND EXPENSES OF THE PROPERTIES, AND HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY AND ADEQUACY OF THE PROPERTIES FOR ANY PARTICULAR USE OR PURPOSE.

(III) LEGAL COMPLIANCE OF THE PROPERTIES. THE COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE PROPERTIES OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF, (I) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTIES THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF ANY PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS AND (II) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF ANY PROPERTY.

(IV) MATTERS DISCLOSED IN THE SCHEDULES. THOSE MATTERS REFERRED TO IN THIS AGREEMENT AND THE DOCUMENTS LISTED ON THE SCHEDULES ATTACHED HERETO.

(V) INSURANCE. THE AVAILABILITY, COST, TERMS AND COVERAGE OF LIABILITY, HAZARD, COMPREHENSIVE AND ANY OTHER INSURANCE OF OR WITH RESPECT TO THE PROPERTIES.

(VI) CONDITION OF TITLE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT TO THE CONTRARY, THE CONDITION OF TITLE TO THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, VESTING, LEGAL DESCRIPTION, MATTERS AFFECTING TITLE, TITLE DEFECTS, LIENS, ENCUMBRANCES, BOUNDARIES, ENCROACHMENTS, MINERAL RIGHTS, OPTIONS, EASEMENTS, AND ACCESS; VIOLATIONS OF RESTRICTIVE COVENANTS, ZONING ORDINANCES, SETBACK LINES, OR DEVELOPMENT AGREEMENTS; THE AVAILABILITY, COST, AND COVERAGE OF TITLE INSURANCE; LEASES, RENTAL AGREEMENTS, OCCUPANCY AGREEMENTS, RIGHTS OF PARTIES IN POSSESSION OF, USING, OR OCCUPYING THE PROPERTIES; AND STANDBY FEES, TAXES, BONDS AND ASSESSMENTS.

SECTION 7.3. MUTUAL RELEASE OF CLAIMS.

(A) BUYER ON BEHALF OF ITS SUCCESSORS AND ASSIGNS HEREBY AGREES THAT SELLER, AND EACH OF THEIR PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “SELLER RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLY ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE SALE CONSIDERATION, INTERESTS OR THE PROPERTIES INCLUDING, WITHOUT LIMITATION, THE COMPANY, PRIME WELLESLEY, SELLER’S OR SELLER’S AFFILIATE’S ROLE AS A PARTNER, MEMBER, MANAGER OR PROPERTY MANAGER OF THE COMPANY, PRIME WELLESLEY OR THE PROPERTIES, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS

OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTIES REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTIES, (C) ANY AND ALL MATTERS RELATED TO THE PROPERTIES OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTIES AND EACH PART THEREOF, (D) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE PROPERTIES, (E) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTIES REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES OR (F) ANY MATTERS RELATING TO SELLER’S DIRECT OR INDIRECT INTEREST IN THE COMPANY OR PRIME WELLESLEY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SELLER RELEASEES BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR SELLER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS. BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ. AND SIMILAR STATE ENVIRONMENTAL LAWS (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), DIRECTLY OR INDIRECTLY, AGAINST THE SELLER RELEASEES OR THEIR AGENTS IN CONNECTION WITH CLAIMS DESCRIBED ABOVE.

(B) SELLER ON BEHALF OF ITS SUCCESSORS AND ASSIGNS HEREBY AGREES THAT BUYER, AND EACH OF THEIR PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “BUYER RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL CLAIMS WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE SALE CONSIDERATION, INTERESTS OR THE PROPERTIES INCLUDING, WITHOUT LIMITATION, THE COMPANY, PRIME WELLESLEY, BUYER’S OR BUYER’S AFFILIATE’S ROLE AS A PARTNER, MEMBER, MANAGER OR PROPERTY MANAGER OF THE COMPANY, PRIME WELLESLEY OR THE PROPERTIES, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS

OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTIES REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTIES, (C) ANY AND ALL MATTERS RELATED TO THE PROPERTIES OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTIES AND EACH PART THEREOF, (D) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE PROPERTIES, (E) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTIES REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES OR (F) ANY MATTERS RELATING TO BUYER’S DIRECT OR INDIRECT INTEREST IN THE COMPANY OR PRIME WELLESLEY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL BUYER RELEASEES BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR BUYER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS. SELLER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ. AND SIMILAR STATE ENVIRONMENTAL LAWS (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), DIRECTLY OR INDIRECTLY, AGAINST THE BUYER RELEASEES OR THEIR AGENTS IN CONNECTION WITH CLAIMS DESCRIBED ABOVE.

(C) IN THIS CONNECTION AND TO THE GREATEST EXTENT PERMITTED BY LAW, BUYER AND SELLER HEREBY AGREE THAT EACH PARTY REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND EACH PARTY FURTHER AGREES THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT EACH PARTY NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT THE OTHER PARTY FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION EXCHANGED BY THE PARTIES HERETO FOR THE PARTIES MUTUAL PERFORMANCE HEREUNDER.

(D) THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

(E) EACH PARTY HAS GIVEN THE OTHER PARTY MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR AGREEING TO THE PROVISIONS OF THIS SECTION 7.3. THE PROVISIONS OF THIS SECTION 7.3 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.

SECTION 7.4. SHARE CONSIDERATION NOT REGISTERED. BUYER AND SELLER EACH ACKNOWLEDGE THAT THE SHARE CONSIDERATION IS NOT REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS, AND THAT THE SHARE CONSIDERATION MAY NOT BE TRANSFERRED OR SOLD EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM AND SUBJECT TO STATE SECURITIES LAWS AND REGULATIONS, AS APPLICABLE.

ARTICLE VIII

TRANSACTION COSTS

SECTION 8.1. Transaction Costs.

(a) Buyer and Seller agree to comply with all statutorily required real estate transfer tax laws applicable to the sale of the Interests, if any. At Closing, any acquisition-related costs (including, without limitation, state, county and local real estate transfer taxes) will be allocated between and paid by Buyer and Seller in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b) Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned Taxes, fees or other charges for which it has assumed responsibility under this Section. The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement.

ARTICLE IX

ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing (the “Cut-Off Time”), based upon a 365 day year, with Buyer being deemed to be the owner of the Interests during the entire day of the Closing Date and being entitled to receive all income with respect to the Interests, and being obligated to pay all expenses related to the Interests, with respect to the Closing Date.

SECTION 9.1. Taxes and Assessments. All non-delinquent real estate and personal property taxes and assessments with respect to the Properties for the current year shall be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period). Seller shall be responsible for the payment of any real estate and personal property taxes that are delinquent before Closing. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Properties resulting from the sale of the Interests contemplated by this Agreement, any change in use of the Properties or Land on or after the Closing Date, or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Properties or Land are payable in installments, then the installment allocable to the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date).

SECTION 9.2. Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants of the Properties pursuant to such tenants’ Space Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Properties, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than 30 days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

SECTION 9.3. Utility Charges. Seller shall be entitled to receive a credit as of the Closing Date to recover any and all deposits held by any utility company with respect to the Properties as of the Closing Date to the extent not conveyed with the Designated Companies. All charges for utilities shall be prorated outside of the escrow contemplated herein within 60 days after the Closing Date.

SECTION 9.4. Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements with respect to the Properties shall be adjusted and prorated between Buyer and Seller as of the Closing.

SECTION 9.5. Cash and Cash Reserves. At Closing, in addition to the payment of the Purchase Price, Buyer shall deliver to Seller in immediately available funds all cash or cash equivalents then held by the Company or Prime Wellesley (other than any security deposits held by the Company or Prime Wellesley).

SECTION 9.6. Insurance. All insurance premiums relating to the Designated Company’s insurance shall be adjusted and prorated between Buyer and Seller as of the Closing.

SECTION 9.7. Accounts Receivable.

(a) Guest Ledger. Subject to the requirements of Section 9.15, all revenues received or to be received from transient guests on account of room rents, facilities occupied and the use of the Property (including without limitation parking areas, mini-bar sales, phone and other communication charges and the like) for the period prior to but excluding the Cut-Off Time shall belong to Seller. At Closing, Seller shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one half ( 1⁄2) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time. For the period beginning on the day immediately following the Cut-Off Time, such revenues collected from the Guest Ledger shall belong to Buyer and Buyer shall be entitled to retain all deposits made and amounts collected with respect to such Guest Ledger. For the period beginning on the day immediately following the Cut-Off Time, revenues collected from the Guest Ledger shall belong to Buyer. In the event that an amount less than the total amount due from a guest is collected and such guest continued in occupancy after the Cut-Off Time, such amount shall be pro-rated over the period of such guest’s stay. The provisions of this subsection 9.7(a) will survive the Closing for 180 days.

(b) Accounts Receivable (Other than Guest Ledger).

(i) At Closing, subject to the requirements of Section 9.15, all Accounts Receivable (other than in respect of the Guest Ledger which is addressed in subsection 9.7(a) above) shall belong to Buyer and Buyer shall have the sole right to collect and retain all amounts collected with respect to such Accounts Receivable. At Closing, Seller shall receive a credit in an amount equal to the sum of: (I) 100% of all Accounts Receivable that are 30 days or less past due as of the Closing Date; (II) 90% of all Accounts Receivable that are 31-60 days past due as of the Closing Date and (III) 80% of all Accounts Receivable that are more than 61 days past due as of the Closing Date.

(ii) The Accounts Receivable addressed in this subsection 9.7(b) shall not include the Guest Ledger, which is addressed in subsection 9.7(a).

SECTION 9.8. Accounts Payable. Seller shall be responsible for all Accounts Payable to the extent attributable to the period preceding the Cut-Off Time. Buyer shall be charged with any prepaid Accounts Payable to the extent those Accounts Payable will benefit the Assets for the period after the Cut-Off Time. From and after the Closing Date, Buyer shall be responsible for paying when due all other accounts payable arising out of the operation of the Properties from and after the Cut-Off Time.

SECTION 9.9. Bookings; Booking Deposits. At the Closing, Buyer shall assume all of the obligations of Seller under the Bookings as of the Cut-Off Time, including obligations with respect to any prepaid amounts and deposits under the Booking Deposits not earned as of the Cut-Off Time, and Buyer shall receive a credit against the Purchase Price at the Closing in an amount equal to all such amounts to the extent not held by the Designated Companies (and, therefore, Seller shall have the right to retain any amounts relating to such items on deposit in Seller’s accounts). All prepaid amounts under the Booking Deposits for which Buyer has received credit as of the Cut-Off Time shall be the obligation of Buyer after the Closing.

SECTION 9.10. Sales, General Excise, Room and Occupancy Taxes. Seller shall pay all sales taxes, general excise taxes and room occupancy, hotel, resort, and use taxes due and payable with respect to the Properties for the period prior to the Cut-Off Time, and Buyer shall pay all sales taxes, general excise taxes, room occupancy, hotel, resort, and use taxes due and payable with respect to the Properties for the periods on and after the Cut-Off Time (except as provided in Section 8.1). Seller, on the one hand, and Buyer, on the other hand, shall each pay fifty percent (50%) of all sales taxes, general excise taxes, room occupancy and use taxes due and payable with respect to the Properties for the night commencing prior to and ending on the day on which the Cut-Off Time occurs (except as provided in Section 8.1). Seller shall be entitled to receive any rebates or refunds on such taxes paid by Seller prior to Closing.

SECTION 9.11. Fixed Rents and Additional Rents.

(a) Fixed rents (collectively, “Fixed Rents”) and Additional Rents (as hereinafter defined; Fixed Rents and Additional Rents being together referred to herein as “Rents”) paid or payable by tenants under the Space Leases in connection with their occupancy of the Properties shall be adjusted and prorated on an if, as and when collected basis. Any Rents collected by Buyer or Seller after the Closing from any tenant who owes Rents for periods prior to the Closing, shall be applied (i) first, in payment of Rents owed by such tenant for the month in which the Closing occurs, (ii) second, in payment of current Rents at the time of receipt, (iii) third, to delinquent Rents, if any, which became due after the Closing and (iv) fourth, then to delinquent Rents, if any, which became due prior to the Closing. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. For the purposes of this provision, the term “Additional Rent” shall mean amounts payable under any Space Lease for (i) the payment of additional rent based upon a percentage of the tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”), (ii) so-called common area maintenance or “CAM” charges, (iii) so-called “escalation rent” or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or otherwise and (iv) any general excise taxes collected from the tenants.

(b) Buyer shall bill tenants who owe Rents for periods prior to the Closing on a monthly basis following the Closing, but shall not be obligated to take any other action to collect such Rents or to engage a collection agency or take legal action to collect such amount. Notwithstanding the foregoing, if Buyer shall be unable to collect such past due

Rents and any such tenant is no longer at the Properties, Seller shall have the right to pursue such tenant to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits, but Seller shall not take any action to evict any such tenant or terminate any such Space Lease). Seller shall furnish to Buyer all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Rent and Buyer will deliver to Seller, concurrently with the delivery to tenants, copies of all statements relating to Rent for a period prior to the Closing. Buyer shall bill tenants for Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller. The obligations of Buyer under this paragraph (b) shall survive for three months after Closing.

(c) To the extent that any portion of Additional Rent is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Additional Rent shall be prorated between Seller and Buyer at the Closing based on such estimated payments actually paid by tenants (i.e., with Seller entitled to provisionally retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs (on a pro-rata basis for any partial months), Seller to pay to Buyer at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Seller and Buyer to apportion as of the Closing all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Additional Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between Seller and Buyer in accordance with paragraph (a), (b) and (c) of this Section 9.11.

(d) Until the sooner of (x) three months after Closing and (y) such time as all amounts required to be paid to Seller by Buyer pursuant to this Section 9.11 shall have been paid in full, Buyer shall furnish to Seller, upon Seller’s reasonable request, a reporting of rents which have been collected by Buyer after the Closing with respect to Space Leases with delinquent Rents as of the Closing.

SECTION 9.12. Contracts. Charges and payments under all Contracts shall be adjusted and prorated between Buyer and Seller as of the Closing.

SECTION 9.13. Ground Rent. All rent and other payments and charges due under the Ground Leases with respect to the year in which the Closing occurs shall be adjusted and prorated between Buyer and Seller as of the Closing.

SECTION 9.14. Other. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where such Property is located, shall be prorated as applicable.

SECTION 9.15. Re-Adjustment. In the event any prorations or apportionments made under this Article IX shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information, including without limitation the Accounts Receivable (including the Guest Ledger) which shall be prorated for Closing on the basis of information received as of 11:59 P.M. on the day that is three days prior to the Closing, shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed within one year after Closing (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed two years after Closing). The obligations of Seller and Buyer under this Article IX shall survive the Closing for two years.

ARTICLE X

INDEMNIFICATION

SECTION 10.1. Indemnification by Seller. Following the Closing and subject to Sections 10.3 and 10.4, Seller shall indemnify and hold Buyer, its member, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”) to the extent (a) relating to those properties more particularly described on Schedule 10.1 attached hereto or such other properties previously owned by the Designated Companies and not otherwise a “Property”, (b) relating to any act or omission with respect to any Ground Lease occurring or arising prior to the Closing Date or (c) caused by (i) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document, or (ii) any breach of any covenant of Seller which survives the Closing contained in this Agreement or in any Closing Document. The indemnification obligation of Seller contained in Section 10.1 shall survive the Closing.

SECTION 10.2. Indemnification by Buyer. Following the Closing and subject to Sections 10.3 and 10.4, Buyer shall indemnify and hold Seller, its members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses to the extent caused by (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document or (b) any breach of any covenant of Buyer which survives the Closing contained in this Agreement or in any Closing Document.

SECTION 10.3. Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 10.1, solely with respect to the indemnification obligation of Seller set forth in Section 10.1(c) and the indemnification obligations of Buyer set forth in Section 10.2, (a) Seller or Buyer, as applicable, shall not be required to indemnify Buyer or any Buyer-Related Entities or Seller or any Seller-Related Entities, as applicable, under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller or Buyer, as applicable under Section 10.1(c) or Section 10.2, as applicable, exceeds the Basket Limitation and (b) in no event shall the liability of Seller or Buyer, as applicable, with respect to the indemnification provided for in Section 10.1(c) or Section 10.2, as applicable, exceed in the aggregate the Cap Limitation (provided that Seller’s and Buyer’s obligations under Article IX with respect to prorations and adjustments, Seller’s and Buyer’s obligations for transaction costs under Section 8.1, Seller’s indemnity obligations under Section 10.1(a) and Section 10.1(b) and Seller’s and Buyer’s obligations under Section 12.2 with respect to brokers shall not be subject to the Basket Limitation or the Cap Limitation). In no event shall Buyer be entitled to seek or obtain consequential, special, punitive or exemplary damages against Seller. In no event shall Seller be entitled to seek or obtain consequential, special, punitive or exemplary damages against Buyer.

SECTION 10.4. Survival. Except for the representations and warranties contained in Section 3.1 which shall survive indefinitely, the representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of 12 months after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement (the “Survival Period”).

SECTION 10.5. Notification. In the event that any indemnified party (“Indemnified Party”) obtains actual and not implied or imputed knowledge of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

SECTION 10.6. Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under this Article X. Notwithstanding the foregoing, this Article X shall not apply to or otherwise affect any claims relating to brokerage commissions pursuant to Section 12.2, the parties’ obligations and rights under Section 9.13 or to the extent Seller or Buyer has been found to have committed fraud by a court of competent jurisdiction pursuant to a final, non-appealable decision.

ARTICLE XI

TAX CERTIORARI PROCEEDINGS

SECTION 11.1. Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from tax reduction proceedings applicable to taxes payable during the period prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing shall belong to and be the property of Company; provided, however, that if any such refund creates an obligation to reimburse any tenants under Space Leases for any rents or Additional Rent paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such tenant) shall, at Seller’s election, either (a) be paid to the Company and the Company shall disburse the same to such tenants or (b) be paid by Seller directly to the tenants entitled thereto. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and the Company, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

SECTION 11.2. Survival. The provisions of this Article XI shall survive the Closing.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Exculpation. (a) Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement.

(b) Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement.

SECTION 12.2. Brokers.

(a) Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. Seller agrees to indemnify, protect, defend and hold Buyer harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Seller’s breach of the foregoing representation in this Section 12.2(a). The provisions of this Section 12.2(a) shall survive the Closing or any termination of this Agreement.

(b) Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. Buyer agrees to indemnify, protect, defend and hold Seller harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Buyer’s breach of the foregoing representations in this Section 12.2(b). The provisions of this Section 12.2(b) shall survive the Closing or any termination of this Agreement.

SECTION 12.3. Confidentiality; No Press Release; IRS Reporting Requirements.

(a) Buyer and Seller, and each of their respective affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Properties, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality and (iii) to comply with any law, rule or regulation. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 12.3 shall survive any termination of this Agreement.

(b) Seller or Buyer may not issue a press release with respect to this Agreement and the transactions contemplated hereby.

(c) For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint Buyer to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. Buyer hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Seller and Buyer each retain an original counterpart of this Agreement for at least four years following the calendar year of the Closing.

SECTION 12.4. Intentionally Omitted.

SECTION 12.5. Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 12.6. Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller. Notwithstanding the foregoing, Buyer may designate one or more affiliates that are majority owned and controlled by Buyer to which the Interests will be assigned at the Closing without obtaining Seller’s prior written consent, provided that Buyer will continue to remain primarily liable under this Agreement notwithstanding any such designation.

SECTION 12.7. Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement or to effectuate the assignment of the Interests to Buyer. The provisions of this Section 12.7 shall survive Closing.

SECTION 12.8. Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied, with telephone or written confirmation within one Business Day (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, or (v) sent by electronic mail, with telephone or written confirmation within one Business Day, as follows:

(a)	To Seller:

c/o Blackstone Real Estate Partners IV L.P.

345 Park Avenue

41st Floor

New York, New York 10154

Attention: William J. Stein and Judy Turchin

Facsimile: (212) 583-5726

Telephone: (212) 583-5849 and (212) 583-5748

(b)	To Buyer:

c/o LQ Management L.L.C.

909 Hidden Ridge, Suite 600

Irving, Texas 75038

Attention: Mark M. Chloupek

Facsimile: (214) 492-6500

Telephone: (214) 492-6990

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and (ii) may be given either by a party or by such party’s attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of three days’ prior notice thereof to the other parties.

SECTION 12.9. Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

SECTION 12.10. Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged. The provisions of this Section 12.10 shall survive the Closing or any termination of this Agreement.

SECTION 12.11. No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 12.11 shall survive the Closing or any termination of this Agreement.

SECTION 12.12. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York. The provisions of this Section 12.12 shall survive the Closing or any termination of this Agreement.

SECTION 12.13. Submission to Jurisdiction. Buyer and Seller each irrevocably submits to the jurisdiction of the federal and state courts of the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Buyer and Seller each further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer and Seller each irrevocably and unconditionally waive trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal and state courts of the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 12.13 shall survive the Closing or any termination of this Agreement.

SECTION 12.14. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The provisions of this Section 12.14 shall survive the Closing or any termination of this Agreement.

SECTION 12.15. Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 12.16. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

SECTION 12.17. Acceptance of Interest Assignment. The acceptance of the Interest Assignment by Buyer shall be deemed full compliance by Seller of all of Seller’s obligations under this Agreement except for those obligations of Seller which are specifically stated to survive the delivery of the Interest Assignment or the Closing hereunder.

SECTION 12.18. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 12.19. Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section shall survive the Closing or any termination of this Agreement. In furtherance of the foregoing, Buyer hereby indemnifies Seller from and against any and all liabilities, damages, losses, costs or expenses (including without limitation attorneys’ fees and expenses) arising out of a breach of this Section 13.19. For the avoidance of doubt, nothing in this Section 12.19 shall limit the ability of Buyer to file any pleadings in connection with Buyer’s exercising its remedy of specific performance pursuant to the terms of this Agreement. The provisions of this Section 12.19 shall survive the Closing or any termination of this Agreement.

SECTION 12.20. Time is of the Essence. Seller and Buyer agree that time is of the essence with respect to the obligations of Seller and Buyer under this Agreement. The provisions of this Section 12.20 shall survive the Closing or any termination of this Agreement.

SECTION 12.21. Schedules. Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.

SECTION 12.22. Waiver of Jury Trial. Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement. The provisions of this Section 12.22 shall survive the Closing or any termination of this Agreement.

SECTION 12.23. No Solicitation. From the Effective Date until the Closing or the earlier termination of this Agreement, neither Seller nor any party acting for or on behalf of Seller shall (a) directly or indirectly solicit, initiate any discussions or negotiations with, or enter into any agreement with, any person or group of persons (other than Buyer or its representatives) concerning the purchase or sale of the Interests, or (b) actively assist, facilitate or encourage any effort or attempt by any person (other than Buyer or its representatives) to do or seek to do any of the foregoing.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

BRE/PRIME MEZZ 2 L.L.C., a Delaware limited liability company

By:
Name:
Title:

[signatures continue on the following page]

BUYER:

LODGE HOLDCO III L.L.C., a Delaware limited liability company

By:
Name:
Title:

Schedule 1.1

Ground Leases

1.	Agreement dated December 28, 1971 by and between Grace A. Andersen, Milton J. Levitt and The Chase Manhattan Bank, N.A. as Trustees under Article Nineteenth of the Will P. Aldrich, as lessor, and Prime Equities, Inc., as tenant, as affected by that certain Letter Agreement dated December 28, 1971, as amended August 10, 1973, as assigned pursuant to that certain Assignment of Leases dated June 1, 1994, as affected by that certain Agreement dated June 1, 1994 by and between Clifton R.I. Limited Partnership and Prime Hospitality Corp.

2.	Agreement dated June 29, 1973, by and between Sterling Publishing Co., as landlord, and Prime Management Company, Inc., as tenant, as amended by that certain First Amendment to Lease dated June 2, 1975 by and between Arkman, Inc., as landlord, and Prime Management Company, Inc., as tenant, as further amended by that certain Agreement dated March 14, 1983 by and between Arkman, Inc., as landlord, and Prime Motor Inns, Inc., as tenant, as further amended by that certain Third Amendment to Lease Agreement dated May 9, 2005 by and between Arkman, Inc., as landlord, and Prime Hospitality Corporation, as tenant, as assigned pursuant to that certain Assignment of Lease dated April 11, 2006 by and between WIH Hotels L.L.C., as assignor, and BRE/Prime Properties L.L.C., as assignee, as further assigned pursuant to that certain Assignment of Lease dated May 10, 2011 by and between BRE/Prime Properties L.L.C., as assignor, and BRE/Prime Mezz L.L.C., as assignee.

3.	Amended and Restated Lease, dated April 11, 2006, by and between Fairfield Motor Lodge Associates, as landlord, and BRE/Prime Properties L.L.C., as tenant.

4.	Schedule 2.2(a)

Purchase Price Allocations

PROPERTY	PURCHASE PRICE ALLOCATION
La Quinta Inn – Coral Springs	$	[	]
La Quinta Inn – Deerfield	$	[	]
La Quinta Inn – Sunrise	$	[	]
La Quinta Inn – Miami Lakes	$	[	]
La Quinta Inn – Naples	$	[	]
La Quinta Inn – Plantation	$	[	]
La Quinta Inn – Sarasota	$	[	]
La Quinta Inn – Wayne	$	[	]
La Quinta Inn – West Palm Beach	$	[	]
La Quinta Inn – Ft. Lauderdale	$	[	]
La Quinta Inn – Clifton	$	[	]
La Quinta Inn – Elmsford	$	[	]
La Quinta Inn – Armonk	$	[	]
La Quinta Inn – Fairfield	$	[	]

Schedule 10.1

Remaining Prime Properties

PROPERTY	ADDRESS
Hasbrouck Heights Hilton	650 Terrace Ave, Hasbrouck Heights Meadowlands, New Jersey

Saratoga Springs Hilton	534 Broadway, Saratoga Springs, New York

Exhibit A

Prime Mezz Properties

PROPERTY	ADDRESS
La Quinta Inn – Clifton	265 Route 3 East, Clifton, New Jersey

La Quinta Inn – Fairfield	38 Two Bridges Road, Fairfield, New Jersey

La Quinta Inn – Elmsford	540 Saw Mill River Road, Elmsford, New York

La Quinta Inn – Armonk	94 Business Park Drive, Armonk, New York

Exhibit B

Prime Wellesley Properties

PROPERTY	ADDRESS
La Quinta Inn – Coral Springs	3100 N. University Drive, Coral Springs, Florida
La Quinta Inn – Deerfield	100 Southwest 12th Avenue, Deerfield Beach, Florida
La Quinta Inn – Sunrise	13600 NW 2nd Street, Sunrise, Florida
La Quinta Inn – Miami Lakes	7925 NW 154th Street, Miami, Florida
La Quinta Inn – Naples	1555 5th Avenue South, Naples, Florida
La Quinta Inn – Plantation	7901 S.W. 6th Street, Plantation, Florida
La Quinta Inn – Sarasota	1803 N. Tamiami Trail, Sarasota, Florida
La Quinta Inn – Wayne	1850 RT 23 North, Wayne, New Jersey
La Quinta Inn – West Palm Beach	1910 Palm Beach Lakes Boulevard, West Palm Beach, Florida
La Quinta Inn – Ft. Lauderdale	5070 North State Road 7, Fort Lauderdale, Florida

Exhibit C

Interest Assignment

THIS ASSIGNMENT OF INTERESTS (this “Assignment”), dated as of             , 2014, is entered into by and between BRE/Prime Mezz 2 L.L.C., a Delaware limited liability company (“Assignor”) and Lodge Holdco III L.L.C., a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a sole member of BRE/Prime Mezz L.L.C., a Delaware limited liability company (the “Company”);

WHEREAS, Assignor is the owner of 100% of the limited liability company interests in the Company (the “Interest”);

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Purchase and Sale (the “Purchase Agreement”), dated as of             , 2014, relating to the purchase and sale of the Interest;

WHEREAS, Assignor desires to (i) assign, transfer and convey all of Assignor’s right, title and interest in and to the Interest and all Interest-Related Rights (as defined in the Purchase Agreement) to Assignee and (ii) withdraw from the Company as a member of the Company; and

WHEREAS, Assignee desires to acquire the Interest.

NOW, THEREFORE, the undersigned, in consideration of the Interest, covenants and agreement contained herein, and for other good and valuable consideration, do hereby agree as follows:

1.	Assignment. For value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment by the parties hereto, Assignor does hereby assign, transfer and convey the Interest and all Interest-Related Rights to Assignee, free and clear of all liens, claims, encumbrances, options and rights of any kind.

2.	Assumption. Assignee hereby assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Assignor with respect to the Interest and as a member of the Company.

3.	Withdrawal. Immediately following the assignment described in Section 1 of this Assignment, Assignor shall and does hereby withdraw from the Company as a member of the Company, and shall thereupon cease to be a member of the Company, and shall thereupon cease to have or exercise any right or power as a member of the Company.

4.	Continuation of the Company. The assignment of the Interest and the withdrawal of Assignor as a member of the Company shall not dissolve the Company and the business of the Company shall continue.

5.	Consideration. Assignee has paid good and valuable consideration to Assignor for the Interest.

6.	Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.	Execution in Counterparts. This Assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (b) by telecopy or other facsimile signature (which shall be deemed an original for all purposes).

8.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed under seal as of the day and year first-above written.

ASSIGNOR:
BRE/PRIME MEZZ 2 L.L.C., a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
LODGE HOLDCO III L.L.C., a Delaware limited liability company

By:
Name:
Title:

Exhibit D

WIH Indemnity Agreement

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made this [            ], 2014, by and between Lodge Holdco III L.L.C., a Delaware limited liability company (“Indemnitor”) and WIH Hotels L.L.C., a Delaware limited liability company (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution of this Agreement, BRE/Prime Mezz 2 L.L.C., an indirect wholly owned subsidiary of Indemnitee (“Seller”), will sell all of limited liability company interests in BRE/Prime Mezz L.L.C. (“Prime Mezz”) to Indemnitor pursuant to that certain Agreement of Purchase and Sale dated as of [            ], 2014 by and among Seller and Indemnitor (the “Purchase Agreement”) (such sale, the “Transaction”);

WHEREAS, Indemnitee was the ground lessee under that certain Agreement dated December 28, 1971 by and between Grace A. Andersen, Milton J. Levitt and The Chase Manhattan Bank, N.A. as Trustees under Article Nineteenth of the Will P. Aldrich, as lessor, and Prime Equities, Inc., as tenant, as affected by that certain Letter Agreement dated December 28, 1971, as amended August 10, 1973, as assigned pursuant to that certain Assignment of Leases dated June 1, 1994, as affected by that certain Agreement dated June 1, 1994 by and between Clifton R.I. Limited Partnership and Prime Hospitality Corp. (collectively, the “Clifton Ground Lease”) and immediately prior to the consummation of the Transaction assigned all of its interests in the Clifton Ground Lease to Prime Mezz;

WHEREAS, in order to induce the ground lessor under that certain Agreement dated June 29, 1973, by and between Sterling Publishing Co., as landlord, and Prime Management Company, Inc., as tenant, as amended by that certain First Amendment to Lease dated June 2, 1975 by and between Arkman, Inc., as landlord, and Prime Management Company, Inc., as tenant, as further amended by that certain Agreement dated March 14, 1983 by and between Arkman, Inc., as landlord, and Prime Motor Inns, Inc., as tenant, as further amended by that certain Third Amendment to Lease Agreement dated May 9, 2005 by and between Arkman, Inc., as landlord, and Prime Hospitality Corporation, as tenant, as assigned pursuant to that certain Assignment of Lease dated April 11, 2006 by and between WIH Hotels L.L.C., as assignor, and BRE/Prime Properties L.L.C., as assignee, as further assigned pursuant to that certain Assignment of Lease dated May 10, 2011 by and between BRE/Prime properties L.L.C., as assignor, and BRE/Prime Mezz L.L.C., as assignee (collectively, the “Armonk Ground Lease”) to enter into the Armonk Ground Lease, Indemnitee’s predecessor-in-interest entered into that certain Lease Guaranty dated June 28, 1973 by Prime Equities Inc. (the “Armonk Guaranty”; together with the Clifton Ground Lease, collectively, the “Ground Lease Documents”);

WHEREAS, in consideration for Indemnitee agreeing to authorize the Transaction on the Closing Date without the release of Indemnitee from its obligations under the Ground Lease Documents from and after the Closing Date (as defined in the Purchase Agreement), Indemnitor has agreed to indemnify and reimburse Indemnitee for certain liabilities and obligations as described in this Agreement that Indemnitee incurs under or in connection with the Ground Lease Documents; and

WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

NOW, THEREFORE, Indemnitee and Indemnitor hereby agree as follows:

1. Indemnitor shall indemnify, reimburse and save and hold Indemnitee and its subsidiaries, affiliates, members and partners, and the partners shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Indemnified Parties”) harmless from, against, for and in respect of each of the following to the extent they arise after the date hereof:

a. any and all liabilities and obligations incurred by Indemnitee relating to or arising under the Ground Lease Documents, including without limitation damages, losses, fees, costs or expenses sustained or incurred by, and any other amounts owing by, any Indemnified Party under the Ground Lease Documents;

b. any and all demands, claims, actions, proceedings or causes of action which may be asserted against any Indemnified Party at any time and from time to time relating to or arising under the Ground Lease Documents;

c. any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by any Indemnified Party in connection with (i) any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section, (ii) any investigation of any of the foregoing or (iii) enforcement of this Agreement.

2. Indemnitor shall promptly (and in any event within ten (10) Business Days) reimburse Indemnitee for any amounts paid by Indemnitee for which it is entitled to indemnification hereunder upon receipt of written notice from Indemnitee setting forth in reasonable detail the nature and amount of such payment.

3. The obligations of Indemnitor hereunder are absolute and unconditional, and shall not be subject to any set-off, counterclaim or recoupment whatsoever, and Indemnitor’s obligations hereunder shall be binding on Indemnitor regardless of (i) the validity, legality or enforceability of the Ground Lease Documents; (ii) any amendment of or waiver under the Ground Lease Documents; or (iii) the bankruptcy, insolvency, reorganization of, or the appointment of a trustee or receiver for, any party to the Ground Lease Documents.

4. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the others. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter; provided that, nothing contained herein shall be deemed to amend, modify or restrict the indemnification obligations of Indemnitor pursuant to the Purchase Agreement.

7. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be transmitted in the manner required by the Purchase Agreement.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9. Any and all legal actions and proceedings by a party hereto concerning, relating to, or arising out of this Agreement or its enforcement shall be submitted to the exclusive jurisdiction of United States federal courts sitting in New York City, New York or any New York State court sitting in New York City, New York. Each of the parties hereto hereby consents and submits to the jurisdiction of the aforesaid courts and waives and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or its enforcement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party, that venue before any such court is improper, that any such court is an inconvenient forum, or that such legal action or proceeding should be transferred from any such court for any other reason.

10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INDEMNITOR:

LODGE HOLDCO III L.L.C., a Delaware limited liability company

By:
Name:
Title:

INDEMNITEE:

WIH HOTELS L.L.C., a Delaware limited liability company

By:
Name:
Title:

Exhibit F

Registration Rights Agreement

[attached]

REGISTRATION RIGHTS AGREEMENT

by and among

LA QUINTA HOLDINGS INC.

and

the other parties hereto

Dated as of [            ], 2014

i

SECTION 4.8	Specific Performance	19

SECTION 4.9	Entire Agreement	19

SECTION 4.10	Severability	19

SECTION 4.11	Counterparts	19

SECTION 4.12	Effectiveness	19

-ii-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of [            ], 2014 and is by and among La Quinta Holdings Inc., a Delaware corporation (the “Company”), and Blackstone (as defined below).

RECITALS

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, the Company desires to grant registration rights to Blackstone on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. As used in this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Blackstone” means the entities listed on the signature pages hereto under the heading “Blackstone.”

“Blackstone Entities” means the entities comprising Blackstone, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Closing Date” means the date of completion of the IPO.

“Company” has the meaning set forth in the preamble.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Party” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means each entity comprising Blackstone that is a holder of Registrable Securities or Securities exercisable, exchangeable or convertible into Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“Indemnified Party” and Indemnified Parties” have the meanings set forth in Section 3.1.

“IPO” has the meaning set forth in the recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Lockup Period” has the meaning set forth in Section 2.4(d)(i).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Public Offering” means a public offering of equity securities of the Company or any successor thereto or any Subsidiary of the Company pursuant to a registration statement declared effective under the Securities Act.

“Registrable Securities” means all shares of Common Stock and any Securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company held by a Holder (whether now held or hereafter acquired, and including any such Securities received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by such Holder). As to any Registrable Securities, such Securities will cease to be Registrable Securities when:

(a)	a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;

(b)	such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(c)	such Registrable Securities may be sold pursuant to Rule 144 or 145 (or any similar provision then in effect) without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Holder that beneficially owns 5% or more of the then outstanding shares of Common Stock; or

(d)	such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)	all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)	all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)	all printing, messenger and delivery expenses;

(d)	all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)	the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)	any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g)	the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by the Holders of a majority of the Registrable Securities included in such registration) incurred by all the Holders in connection with the registration;

(h)	the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(i)	any other fees and disbursements customarily paid by the issuers of securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

SECTION 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1 Piggyback Rights.

(a) If at any time following expiration of the Lockup Period (or, if earlier, such time as any Holder exercises a demand right pursuant to Section 2.2(a)) the Company proposes to register Securities for public sale (whether proposed to be offered for sale by the Company or by any other Person) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time following expiration of the Lockup Period (or if earlier, such time as any Holder exercises a demand right pursuant to Section 2.2(a)), give prompt written notice (which notice shall specify the intended method or methods of disposition) to the Holders of its intention to do so and of such Holder’s rights under this Section 2.1. Upon the written request of any Holder made within fifteen (15) days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Holders have so requested to be registered; provided that: (i) if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) without prejudice to the rights of any Holder to request that such registration be effected as a registration under Section 2.2(a); and (ii) if such registration involves an underwritten offering, the Holders of Registrable Securities requesting to be included in the registration must, upon the written request of the Company, sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the other Securities being sold through underwriters under such registration, with, in the case of a combined primary and secondary offering, only such differences, including any with respect to representations and warranties, indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

(b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.

(c) Priority in Piggyback Registrations. If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to the Holders) that, in its opinion, the number of Registrable Securities and other Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Securities offered in such offering, then the Company will include in such registration: (i) first, the Securities the Company proposes to sell for its own account; and (ii) second, such number of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the material and adverse effect referred to above, which number of Registrable Securities shall be allocated pro rata among all such requesting Holders of Registrable Securities on the basis of the relative number of securities requested to be included in such registration by each such Holder. Any other selling holders of the Company’s Securities (other than transferees to whom a Holder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Holders holding a majority of the shares being sold in such offering.

(d) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.1 incidental to the registration of any of its Securities in connection with:

(i) the IPO;

(ii) a registration statement filed to cover issuances under employee benefits plans or dividend reinvestment plans; or

(iii) any registration statement relating solely to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses.

(e) Plan of Distribution, Underwriters and Counsel. If a registration pursuant to this Section 2.1 involves an underwritten offering, the Holders of a majority of the Registrable Securities included in such underwritten offering shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling Holders.

(f) Shelf Takedowns. In connection with any shelf takedown (whether pursuant to Section 2.2(f) or at the initiative of the Company), the Holders may exercise “piggyback” rights in the manner described in this Agreement to have included in such takedown Registrable Securities held by them that are registered on such shelf registration statement.

SECTION 2.2 Demand Registration.

(a) General. At any time, upon the written request of any Holder (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended method of disposition thereof (including, but not limited to, an underwritten public offering), the Company will (i) promptly give written notice of such requested registration to the other Holders and other holders of Securities entitled to notice of such registration, if any, and (ii) as expeditiously as possible, use its reasonable best efforts to file a registration statement to effect the registration under the Securities Act of:

(i) such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended method of disposition thereof; and

(ii) the Registrable Securities of other Holders which the Company has been requested to register by written request given to the Company within fifteen (15) days after the giving of such written notice by the Company.

Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.2(a):

(x) within a period of one hundred eighty (180) days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the date of the final prospectus relating to any registration request under this Section 2.2(a) or relating to any registration referred to in Section 2.1; or

(y) if, in the good faith judgment of a majority of the disinterested members of the Board, the Company is in possession of material non-public information the disclosure of which would be materially adverse to the Company and would not otherwise be required under Law, in which case the filing of the registration statement may be delayed until the earlier of the second Business Day after such conditions shall have ceased to exist and the 60th day after receipt by the Company of the written request from a Demand Party to register Registrable Securities under this Section 2.2(a); provided that the Company shall not effect such a delay more than two times in any twelve (12) month period.

(b) Form. Each registration statement prepared at the request of a Demand Party shall be effected on such form as reasonably requested by the Demand Party, including by a shelf registration pursuant to Rule 415 under the Securities Act on a Form S-3 (or any successor rule or form thereto) if so requested by the Demand Party and if the Company is then eligible to effect a shelf registration and use such form for such disposition.

(c) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

(d) Plan of Distribution, Underwriters and Counsel. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the Holders of a majority of the Registrable Securities included in such underwritten offering shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling Holders.

(e) Priority in Demand Registrations. If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to the Holders) that, in its opinion, the number of Registrable Securities requested to be included in such registration (including Securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Securities offered in such offering, then the number of such Registrable Securities to be included in such registration shall be allocated pro rata among the Demand Party and all other parties that have requested that their Registrable Securities be sold pursuant to Section 2.1(a), if any, on the basis of the relative number of securities requested to be included in such registration by each such Holder. Any other selling holders of the Company’s Securities (other than transferees to whom a Holder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Holders holding a majority of the shares being sold in such offering.

(f) Shelf Takedowns. Upon the written request of the Demand Party at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of the Demand Party’s Registrable Securities off of an effective shelf registration statement. Upon the written request of the Demand Party, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement or a prospectus supplement in order to register up to the number of the Demand Party’s Registrable Securities previously taken down off of such shelf by the Demand Party and not yet “reloaded” onto such shelf registration statement.

(g) Additional Rights. Except as expressly provided in this Agreement, the Company shall not grant to any Person the right to request or require the Company to register any equity Securities of the Company, or any Securities convertible, exchangeable or exercisable for or into such Securities, or amend any grant of such a right, without the prior written consent of the Holders holding a majority of the Registrable Securities subject to this Agreement. In the event the Company engages in a merger or consolidation in which the shares of Common Stock are converted into Securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such Securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by Holders then holding a majority of Registrable Securities.

SECTION 2.3 Registration Procedures. If and whenever the Company is required to file a registration statement with respect to, or to use its reasonable best efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as expeditiously as possible:

(a) promptly prepare and file with the SEC a registration statement on an appropriate form with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); and provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of two (2) years (which period shall not be applicable in the case of a shelf registration effected pursuant to a request under Section 2.2(b)) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its Security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) (i) use its reasonable best efforts to list such Registrable Securities on any securities exchange on which other Securities of the Company are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the indemnification provisions hereof, and take such other actions as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request;

(k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) notify counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m) provide each Holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus;

(n) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(o) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(p) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request;

(q) use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of Registrable Securities;

(r) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions and “negative assurance” letters from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel; and

(s) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

SECTION 2.4 Other Registration-Related Matters.

(a) The Company may require any Person that is Transferring Securities in a Public Offering pursuant to Sections 2.1 or 2.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 2.3(f) and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 2.3(f).

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(l)(iv), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(l)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

(d) (i) Each Holder (x) hereby agrees, with respect to the Registrable Securities owned by such Holder, to be bound by any and all restrictions on the sale, disposition, distribution, hedging or other Transfer of any interest in Registrable Securities imposed on Blackstone and/or its Affiliates in connection with the IPO by the underwriters managing such offering for the duration of the term of such restriction (the period in which such sale, disposition, distribution, hedging or other Transfer of any interest is restricted, the “Lockup Period”) and (y) will, in connection with a Public Offering of the Company’s equity Securities (whether for the Company’s account or for the account of any Holder or Holders, or both), upon the request of the Company or of the underwriters managing any underwritten offering of the Company’s Securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing seven (7) days before and ending one hundred eighty (180) days (or such earlier date as the managing underwriter shall agree) after the date of the final prospectus relating to such offering; provided that the Company shall cause all directors and executive officers of the Company, Holders of more than 5% of the Registrable Securities and all other Persons with registration rights with respect to the Company’s Securities (whether or not pursuant to this Agreement) to enter into agreements similar to those contained in this Section 2.4(d)(i) (without regard to this proviso); and (ii) the Company and its Subsidiaries will, in connection with an underwritten Public Offering of the Company’s Securities in respect of which Registrable Securities are included, upon the request of the underwriters managing such offering, agree in writing not to effect any sale, disposition or distribution of equity Securities of the Company (other than those included in such Public Offering, offered pursuant to Section 2.2(f), offered on Form S-8, issuable upon conversion of Securities or upon the exercise of options, or the grant of options in the ordinary course of business pursuant to then-existing management equity plans or equity-based employee benefit plans, in each case outstanding on the date a notice is given by the Company pursuant to Section 2.1(a) or a request is made pursuant to Section 2.2(a), as the case may be), without the prior written consent of the managing underwriter, for such period of time commencing seven (7) days before and ending one hundred eighty (180) days (or such earlier date as the managing underwriter shall agree) after the date of the final prospectus relating to such sale.

(e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Securities of the Company to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees:

(i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the public;

(ii) to use its commercially reasonable efforts to then file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) so long as a Holder owns any Registrable Securities, to furnish to such Holder promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as such Holder may reasonably request in availing itself or himself of any rule or regulation of the SEC allowing such Holder to sell any such Securities without registration.

(f) Counsel to represent Holders of Registrable Securities shall be selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration.

(g) Each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which any such Holder may otherwise be subject.

ARTICLE III

INDEMNIFICATION

SECTION 3.1 Indemnification by the Company. In the event of any registration of any Securities of the Company under the Securities Act pursuant to Section 2.1 or 2.2, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, employees, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the shares of Common Stock (each such communication by the Company or its agents and representatives (other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act) an “Issuer Free Writing Prospectus”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Securities by such Holder or any termination of this Agreement.

SECTION 3.2 Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

SECTION 3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.1 or 3.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

SECTION 3.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 3.5 Other Indemnification. Indemnification similar to that specified in this Article III (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of Securities under any Law or with any Governmental Authority other than as required by the Securities Act.

SECTION 3.6 Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV

OTHER

SECTION 4.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) if transmitted by facsimile, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

La Quinta Holdings Inc.

909 Hidden Ridge, Suite 600

Irving, Texas 75038

Attention: General Counsel

Fax: (214) 492-6500

if to Blackstone:

The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Attention: Tyler S. Henritze

Fax: (212) 583-5191

SECTION 4.2 Assignment. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company and Blackstone; provided, however, that any Blackstone Entity may assign its rights and obligations under this Agreement in whole or in part to any of its Affiliates. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

SECTION 4.3 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification shall adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of such Holder. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

SECTION 4.4 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

SECTION 4.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

SECTION 4.6 Jurisdiction. The Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with the notice provisions of this Agreement) or any other manner permitted by Law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

SECTION 4.7 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

SECTION 4.8 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 4.9 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

SECTION 4.10 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

SECTION 4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

SECTION 4.12 Effectiveness.

This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

LA QUINTA HOLDINGS INC.

By:
Name:
Title:

BLACKSTONE:

BLACKSTONE REAL ESTATE PARTNERS IV L.P.
BLACKSTONE REAL ESTATE PARTNERS IV.F L.P.
BLACKSTONE REAL ESTATE PARTNERS IV.TE.2 L.P.
BLACKSTONE REAL ESTATE PARTNERS (DC) IV.TE.1 L.P.
BLACKSTONE REAL ESTATE PARTNERS (DC) IV.TE.2 L.P.
BLACKSTONE REAL ESTATE PARTNERS (DC) IV.TE.3-A L.P.

By:	Blackstone Real Estate Associates IV L.P., its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:	Authorized Signatory

BREP IV.F-LQ L.P.

By:	Blackstone Real Estate Partners IV.F L.P., its General Partner

By:	Blackstone Real Estate Associates IV L.P., its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:	Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS V L.P.
BLACKSTONE REAL ESTATE PARTNERS V.F L.P.

[Signature Page to Registration Rights Agreement]

BLACKSTONE REAL ESTATE PARTNERS V.TE.1 L.P.
BLACKSTONE REAL ESTATE PARTNERS V.TE.2 L.P.
BLACKSTONE REAL ESTATE PARTNERS (AIV) V L.P.

By:	Blackstone Real Estate Associates V L.P., its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:	Authorized Signatory

BREP V.F-LQ L.P.

By:	Blackstone Real Estate Partners V.F L.P., its General Partner

By:	Blackstone Real Estate Associates V L.P., its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

BLACKSTONE REAL ESTATE HOLDINGS IV L.P.

By:	BREP IV Side-by-Side GP L.L.C., its General Partner

By:
Name:
Title:	Authorized Signatory

BLACKSTONE REAL ESTATE HOLDINGS V L.P.

By:	BREP V Side-by-Side GP L.L.C., its General Partner

By:
Name:
Title:	Authorized Signatory

BREP/PRIME MEZZ 2 L.L.C.

By:
Name:
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Exhibit F

FIRPTA Affidavit

FORM OF FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the person treated as the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) for federal income tax purposes will be the transferor of the property and not the disregarded entity. Because BRE/Prime Mezz 2 L.L.C., a Delaware limited liability company (“Transferor”), is a disregarded entity the assets of which are treated for federal income tax purposes as indirectly owned by WIH Hotels L.L.C., a Delaware limited liability company (“Tax Owner”), Tax Owner is the transferor of the property for U.S. tax purposes. To inform Lodge Holdco III L.L.C., a Delaware limited liability company, a disregarded entity (as defined below) of La Quinta Holdings Inc., a Delaware corporation (“Transferee”) that withholding of tax is not required upon disposition of a U.S. real property interest by Transferor, which is a disregarded entity for U.S. federal income tax purposes) the undersigned hereby certifies the following on behalf of the Tax Owner:

(a) Tax Owner is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations);

(b) Transferor is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii), the assets of which are, for such purposes, treated as owned by Tax Owner.

(c) The U.S. employer identification number of Tax Owner is             .

(d) Tax Owner has an address at                                 .

This certification is given to Transferee with respect to the transfer of the Assets as such term is defined in that certain Agreement of Purchase and Sale dated as of             , 2014, among Transferor and Transferee, for the purpose of establishing and documenting the nonforeign affidavit exemption to the withholding requirement of Section 1445 of the Code.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

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Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Tax Owner .

            , 2014

WIH HOTELS L.L.C., a Delaware limited liability company

By:
Name:
Title: